AMENDED ACQUISITION AGREEMENT

       This AMENDED ACQUISITION AGREEMENT is entered into and made effective as of the 12th day of April, 2012, and amends and restates that certain ACQUISITION AGREEMENT originally dated the 19th day of December, 2011 by and between Élan Health Services, Inc., a Nevada corporation ("Elan" or “Buyer”) and BioCube, Inc, a Nevada Corporation ("BioCube") and the sole shareholder of BioCube executing this Agreement as seller (“Seller”).

 WHEREAS, Seller is the sole shareholder of BioCube, and upon the terms and conditions set forth below, Seller desire to sell all of the outstanding shares, such that, following such transaction, BioCube will be a wholly-owned subsidiary of Buyer.

       NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1.    SALE AND PURCHASE OF SHARES.

1.1   PURCHASE.  Subject to the terms and conditions herein set forth, Élan hereby agrees to acquire and Seller hereby agrees to transfer one hundred percent (100%) of the outstanding shares of BioCube to Élan (the “Acquisition”).

1.2 CONSIDERATION.  The consideration for the transfer to Élan of all of the outstanding shares of BioCube shall be Twenty Eight Million Seven Hundred Twenty Seven Thousand Seven Hundred and Seventy Eight (28,727,778) restricted and unregistered shares of common stock of Allezoe Medical Holdings, Inc.  (“ALZM Shares”) currently held by Élan, for all of the outstanding shares of BioCube common stock; and

1.3 TRANSFER OF BUSINESS.  Prior to Closing, Seller shall have transferred to BioCube all of its current business assets subject only to the assumption and payment of the outstanding liabilities of Seller in due course, as identified on Schedule “A” to this Agreement; and

2.  REPRESENTATIONS AND WARRANTIES

2.1  REPRESENTATIONS AND WARRANTIES OF BIOCUBE.  BioCube represents and warrants as follows:

 a)  ORGANIZATION AND GOOD STANDING.  BioCube is a Corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign company in each jurisdiction, if any, in which its property or business requires such qualification.

 b)   AUTHORITY.  BioCube has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

 c)   AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by the Seller.

 d)   LITIGATION.  To the knowledge of BioCube, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against BioCube or against any of its officers.

 e) TAX RETURNS.  Except as set out by the attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by BioCube for all years for which such returns are due unless an extension for filing any such return has been filed.  Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

 f)  NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of BioCube is subject to or by which BioCube is bound.

    g) FINANCIAL STATEMENTS. BioCube has furnished or made available to Buyer (or will do so within 5 business days of the execution of this Agreement) true and complete copies of the financial statements of BioCube for all periods since its inception up to March 31, 2012 (the “BioCube Financial Statements”), and BioCube shall furnish or make available to Buyer true and complete copies of BioCube financial statements for all periods up to and including the Closing Date. The BioCube Financial Statements fairly present in all material respects the consolidated financial condition and the results of operations of BioCube as at the respective dates thereof and for the periods indicated therein (subject, to year-end adjustments).

    h) INTELLECTUAL PROPERTY. BioCube owns, or is licensed or otherwise possesses adequate rights to use, all of the Intellectual Property that is material to the current business of and used by BioCube as of the date hereof (collectively, the “BioCube Intellectual Property”) in the manner that it is currently used by BioCube, and such ownership, licenses and rights will not be affected by the consummation of the transactions contemplated by this Agreement, except as disclosed on Schedule B. Attached as Schedule C is a true and complete list of all (i) BioCube Intellectual Property as of the date of this Agreement that is owned or used by BioCube and  that is registered with any Governmental Entity or for which application for such registration has been made in the name of the BioCube or in the name of any employee, officer, agent or director of BioCube and (ii) domain names and uniform resource locaters (URLs)

owned by BioCube or registered in BioCube's name (the Intellectual Property referred to in the preceding clauses (i) and (ii) being referred to herein collectively as “BioCube Registered Intellectual Property”), including in each case each applicable registration or application number, registration date, expiration or renewal date, name of registry (for domain names) and jurisdiction of registration. BioCube has taken all actions necessary to maintain and protect the BioCube Registered Intellectual Property, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions, and disclosure of any required information. BioCube s has complied with all necessary notice and marking requirements for the BioCube Registered Intellectual Property. None of the BioCube Registered Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of BioCube and Seller, all BioCube Registered Intellectual Property is valid and enforceable. BioCube has not received written notice from any third party alleging any interference, infringement, misappropriation or violation by BioCube of any rights of any third party to any BioCube Intellectual Property and, to the knowledge of BioCube and Seller, BioCube has not interfered with, infringed upon, misappropriated or violated any rights of any third party to any BioCube Intellectual Property. To the knowledge of BioCube and Seller, no third party has interfered with, infringed upon, misappropriated or violated any BioCube Intellectual Property. BioCube has not entered into any exclusive license or agreement relating to any BioCube Intellectual Property with third parties. BioCube does not owe any royalties or payments to any third party for using or licensing to others any BioCube Intellectual Property.  BioCube is not a party to any agreement, and has no obligation to indemnify any person against a claim of infringement of or misappropriation by any BioCube Intellectual Property.

    i) INTERESTS OF OFFICERS AND DIRECTORS. None of the shareholders, officers or directors of BioCube has any interest in any property, real or personal, tangible or intangible, used in the business of BioCube, or in any supplier, distributor or customer of BioCube, or any other relationship, contract, agreement, arrangement or understanding with BioCube and any and all such interests existing at the date of this Agreement shall belong exclusively to BioCube at Closing.

     j) BROKER’S FEES. BioCube has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

    k) CORPORATE DOCUMENTS.  BioCube has provided or will provide Buyer with true and correct copies of all of BioCube’s corporate documents, including but not limited to BioCube’s Articles of Incorporation, Bylaws and minutes for the past two years.

 l) CAPITALIZATION.

 (1)    The authorized capital stock of BioCube consists of 100,000,000 shares of BioCube Common Stock $0.001 par value. At Closing, (i) 10,000,000 shares of BioCube Common Stock will be issued and outstanding, all of which will be held by Seller, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of BioCube were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of BioCube stock were held in the treasury of BioCube.  Except as set forth above, as of the date hereof, no shares or other voting securities of BioCube are issued, reserved for issuance or outstanding and no shares or other voting securities of BioCube shall be issued or become outstanding after the date hereof.  There are no bonds, debentures, notes, warrants, or other indebtedness or securities of BioCube that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of BioCube may vote, other than as disclosed on Schedule 2.1(l).

(2) BioCube has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of BioCube stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of BioCube.  None of the outstanding equity securities or other securities of BioCube was issued in violation of the Securities Act of 1933 or any other legal requirement.

2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants as follows:

 a)  ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

 b)  CORPORATE AUTHORITY.  Buyer has all requisite corporate power and authority to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

 c)   AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by the Buyer.

 d)   LITIGATION.  To the knowledge of Buyer, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against BioCube or against any of its officers.

 e) TAX RETURNS.  Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Buyer for all years for which such returns are due unless an extension for filing any such return has been filed.  Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.

 f)  NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Buyer is subject to or by which Buyer is bound.

    g) INTERESTS OF OFFICERS AND DIRECTORS. Other than as set forth herein, none of the shareholders, officers or directors of Buyer has any interest in any property, real or personal, tangible or intangible, used in the business of Buyer, or in any supplier, distributor or customer of Buyer, or any other relationship, contract, agreement, arrangement or understanding with Buyer.

    h) BROKER’S FEES. Buyer has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

    i) CORPORATE DOCUMENTS.  Buyer has provided or will provide BioCube with true and correct copies of all of Buyer’s corporate documents, including but not limited to Buyer’s Articles of Incorporation, Bylaws and minutes for the past two years.

2.3 REPRESENTATIONS AND WARRANTIES OF SELLERS.  Seller represent and warrant as follows:

 a)  NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation by which an individual Seller is bound.

 b)  Seller have adequate means of providing for their current needs and contingencies, and have no need for liquidity in the investment, and are able to bear the economic risk of an investment in the common stock offered by Buyer of the size contemplated. Seller represent that they are able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment.

 c)  Seller are acquiring the Buyer’s common stock solely for Seller’ own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Buyer’s common stock.

 d)  Seller will not sell or otherwise transfer the Buyer’s common stock without registration under the Securities Act of 1933 or an exemption therefrom and fully understands and each agrees that he must bear the economic risk of his proportionate purchase of Buyer’s stock for an indefinite period of time because, among other reasons, the Buyer’s common stock have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

3.  CONDITIONS PRECEDENT

3.1 Conditions to Each Party’s Obligations. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

 a)  No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

 b)  Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

3.2 Conditions to Seller’ Obligations. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller:

 a)  Representatives and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, financial condition, or results of operation of the entity.

 b)  Performance of Obligations of Buyer. Buyer shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

3.3 Conditions to Buyer’s Obligations. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

 a)  Representatives and Warranties of Seller and BioCube. The representations and warranties of Seller and the Company set forth in this Agreement shall be rue and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

 b)  Performance of Seller and BioCube. Seller and BioCube shall have performed all agreements and covenants required to be performed by them under this Agreement prior to Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

c) Minimum Shares. Seller shall have delivered not less than 100 percent of the common stock of BioCube issue and outstanding at Closing on a fully diluted basis, and not less than all of the preferred stock of BioCube issued and outstanding at Closing;

d) Spin-off.   All of the operating business assets of Seller shall have been transferred to BioCube by Seller at or before Closing, and all of the technology licenses, including licenses from the Batelle Institute, necessary for the business operations of BioCube shall be in full force and effect, or can be reinstated without penalty, other than payment of appropriate license fees.

e) Due Diligence.  Buyer shall be satisfied with the results of its due diligence regarding BioCube.

4. CLOSING AND DELIVERY OF DOCUMENTS

4.1 Time and Place. The Closing of the transaction contemplated by this Agreement shall take place at the offices of BioCube or Élan, unless otherwise agreed by the Parties, immediately upon the full execution of this Agreement, the satisfaction of all conditions and specifically the delivery of all required documents, or at such other time and place as the Parties mutually agree upon.  All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  The date of Closing may be accelerated or extended by agreement of the parties.

 Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2 Deliveries by Buyer. At Closing, Buyer shall make the following deliveries to Seller:

  a)  Élan shall deliver stock certificates to Seller as provided herein; and

  b)  Certified resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement.

4.3 Deliveries by Seller. At Closing, Seller shall make the following deliveries to Buyer:

a) Seller shall deliver their stock certificates representing their ownership interest in BioCube to Buyer, fully endorsed in blank for transfer, in the amount and percentages herein provided.

b)  BioCube shall deliver certified resolutions of the Board of Directors of BioCube authorizing the execution and performance of this Agreement and the delivery of the Closing deliveries to Buyer.

5.  INDEMNIFICATION AND ARBITRATION

5.1.  Indemnification. The Seller and BioCube, on the one hand, and the Buyer, on the other hand, (each party, “Indemnifying Party”) shall agree to indemnify, and hold harmless the other party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses that the other party shall incur or suffer, including attorneys fees and costs, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of their respective representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement.

5.2  Arbitration & Governing Law. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Nevada.

 a)  The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Nevada.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

 b)  The law applicable to the arbitration and this Agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

 c)  The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

 d)   Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

 e)   Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement.  Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

 f)   In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

 g)  The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

  h)  It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6.  TERMINATION AND AMENDMENT

6.1    Termination. This Agreement may be terminated:

(a)    by mutual consent of Buyer, Seller and BioCube at any time prior to Closing;

 (b)    by either Buyer or Seller if the Closing shall not have occurred on or before December 31, 2011; provided, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by Buyer at any time prior to Closing, if: (i) BioCube shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth therein not to be satisfied and such breach shall not have been cured within 5 Business Days of receipt by BioCube of written notice of such breach (provided that the right to terminate this Agreement by Buyer shall not be available to Buyer if Buyer is at that time in material breach of this Agreement); (ii) Seller shall have breached any of their representations, warranties or obligations hereunder to an extent that would cause the conditions set forth therein not to be satisfied and such breach shall not have been cured within 5 Business Days of receipt by Seller of written notice of such breach (provided that the right to terminate this Agreement by Buyer shall not be available to Buyer if Buyer is at that time in material breach of this Agreement) or (iii) the Board of Directors of BioCube shall have withdrawn or modified the BioCube  Board Recommendation in any manner adverse to Buyer, or shall have resolved to do so;

(d)    by BioCube or Seller at any time prior to Closing, if Buyer shall have breached any of its representations, warranties or obligations hereunder to an extent that would cause the conditions set forth therein not to be satisfied and such breach shall not have been cured within 5 Business Days of receipt by Buyer of written notice of such breach (provided that the right to terminate this Agreement by BioCube or Seller  shall not be available to BioCube or Seller if BioCube or Seller are at that time in material breach of this Agreement);

(e)    by either Buyer or BioCube or Seller if at any time prior to Closing any permanent injunction or other order of a court or other competent authority preventing the consummation of the Asset Sale shall have become final and nonappealable.

6.2    Effect of Termination. If this Agreement is terminated as provided in Section 6.1, there shall be no liability or obligation on the part of any of the Parties or their respective officers, directors, stockholders or Affiliates unless expressly provided to the contrary elsewhere in this Agreement.

6.3    Expenses and Termination Fee.     Whether or not the Acquisition is consummated, all costs and expenses incurred by BioCube or Seller and Buyer  in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of their advisers, agents, accountants and legal counsel) shall be paid by the Party incurring such expense.

6.4    Amendment. The Parties may cause this Agreement to be amended or extended at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval under applicable law.

  6.5    Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto intended for such Party’s benefit, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

7.  GENERAL PROVISIONS.

7.1   FURTHER ASSURANCES.  From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

7.2   WAIVER.  Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

7.3   BROKERS.  Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

7.4   NOTICES.  All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to BioCube and/or Seller, to:

 BioCube, Inc.

 1365 N. Courtenay Parkway, Suite A

 Merritt Island, FL 32953

 Attention: Boris Rubizhevsky, CEO

If to Élan, to:

 Élan Health Services, Inc

 871 Coronado Center Drive, Suite 200

 Henderson, NV 89052

 Attention: Henry Jan

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

7.5   ASSIGNMENT.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

7.6   COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

7.7  REVIEW OF AGREEMENT.  Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel.  In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

7.8  SCHEDULES.  All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

ÉLAN HEALTH SERVICES, INC.

BY: _________________

    HENRY JAN

 CEO

BIOCUBE, INC., a Nevada corporation

 BY:_____________________

       BORIS RUBIZHEVSKY

  CEO

SELLER:

 BioCube, Inc., a Delaware corporation

 BY:___________________________

     NAME: Boris Rubizhevsky